AMENDMENT NO. 2

TO

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDMENT NO. 2, dated as of April 30, 2008 (this “Amendment”), to SECOND AMENDED AND RESTATED CREDIT AGREEMENT is entered into among PGT INDUSTRIES, INC., a Florida corporation (the “Borrower”), UBS AG, STAMFORD BRANCH, as administrative agent (in such capacity, the “Administrative Agent”) and the Lenders party hereto, and amends the Second Amended and Restated Credit Agreement dated as of February 14, 2006 (as may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) entered into among the Borrower, the Guarantors party thereto, the institutions from time to time party thereto as lenders, UBS AG, Stamford Branch, as administrative agent, issuing bank and collateral agent, General Electric Capital Corporation and UBS Securities LLC, as co-documentation agents and the other agents party thereto.  Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, subsection 11.02 of the Credit Agreement provides that the Credit Agreement may be amended, modified and waived from time to time;

WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent agree to amend the Credit Agreement as described below and the Lenders and the Administrative Agent are willing to so agree subject to the terms and conditions contained in this Amendment;

WHEREAS, as a condition precedent to the effectiveness of this Amendment, the Borrower has agreed to prepay Term Loans in an amount equal to at least $30 million;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the parties hereto hereby agree as follows:

SECTION ONE                                           Amendments.

(a)   Section 1.01 of the Credit Agreement is amended as follows:

              (i)     The definition of “Adjusted LIBOR Rate” shall be amended by inserting the following immediately prior to the last period therein:

“; provided that “Adjusted LIBOR Rate” shall in no event be less than 3.25%”

                             (ii)       The definition of “Applicable Margin” shall be amended by deleting such definition in its entirety and  replacing it with the following:

“Applicable Margin” shall mean, for any day:

with respect to any Tranche A-1 Revolving Loan only, the applicable percentage set forth in the table below under the appropriate caption:

Total Leverage Ratio	Tranche A-1 Revolving Loans
	Eurodollar	ABR
Level I ≥4.5:1.0	4.75%	3.75%
Level II <4.5:1.0 but ≥4.0:1.0	4.25%	3.25%
Level III <4.0:1.0 but ≥3.5:1.0	3.75%	2.75%
Level IV <3.5:1.0 ≥3.0:1.0	3.50%	2.50%
Level V <3.0:1.0 but ≥2.5:1.0	3.25%	2.25%
Level VI <2.5:1.0	3.00%	2.00%

with respect to any Term Loan only, the applicable percentage set forth in the table below under the appropriate caption:

Total Leverage Ratio	Term Loans
	Eurodollar	ABR
Level I ≥4.5:1.0	5.00%	4.00%
Level II <4.5:1.0 but ≥4.0:1.0	4.50%	3.50%
Level III <4.0:1.0 but ≥3.5:1.0	4.00%	3.00%
Level IV <3.5:1.0	3.50%	2.50%

Each change in the Applicable Margin resulting from a change in the Total Leverage Ratio shall be effective with respect to all Term Loans, Tranche A-1 Revolving Loans and Letters of Credit outstanding on and after the date of delivery to the Administrative Agent of the financial statements and certificates required by Section 5.01(a) or (b), respectively, indicating such change until the date immediately preceding the next date of delivery of such financial statements and certificates indicating another such change.  Notwithstanding the foregoing, the Leverage Ratio shall be deemed to be in Level I (i) at any time during which Window Holdings has failed to deliver the financial statements and certificates required by Section 5.01(a) or (b), respectively, and (ii) at any time during the continuance of an Event of Default.

(b)  Section 1.01 of the Credit Agreement is amended by including the following defined terms therein in appropriate alphabetical order:

(i)        “Amendment No. 2” shall mean Amendment No. 2 to Second Amended and Restated Credit Agreement, which amends this Agreement, dated as of the Amendment No. 2 Effective Date, among the Borrower, Holdings, the Subsidiary Guarantors and the Administrative Agent (with the consent of the Required Lenders).

(ii)        “Amendment No. 2 Effective Date” shall mean the date that Amendment No. 2 shall become effective in accordance with its terms.

(c)  Section 6.10(a) of the Credit Agreement shall be amended by deleting such section in its entirety and replacing it with the following:

(a)           Maximum Total Leverage Ratio.  Permit the Total Leverage Ratio (which shall be calculated on a Pro Forma Basis to give effect to any prepayment of Loans made in connection with Amendment No. 2 as if such prepayment had been effected on the first day of any Test Period), as of the last day of any Test Period ending closest to the end of the period set forth in the table below, to exceed the ratio set forth opposite such period in the table below:

Test Period	Total Leverage Ratio
April 1, 2006 — June 30, 2006	6.00 to 1.0
July, 1, 2006 — September 30, 2006	6.00 to 1.0
October 1, 2006 — December 31, 2006	6.00 to 1.0
January 1, 2007 — March 31, 2007	5.75 to 1.0
April 1, 2007 — June 30, 2007	5.50 to 1.0
July 1, 2007 — September 30, 2007	5.25 to 1.0
October 1, 2007 — December 31, 2007	5.00 to 1.0
January 1, 2008 — March 31, 2008	5.00 to 1.0
April 1, 2008 — June 30, 2008	5.00 to 1.0
July 1, 2008 — September 30, 2008	5.00 to 1.0
October 1, 2008 — December 31, 2008	5.00 to 1.0

Test Period	Total Leverage Ratio
January 1, 2009 — March 31, 2009	5.00 to 1.0
April 1, 2009 — June 30, 2009	5.00 to 1.0
July 1, 2009 — September 30, 2009	5.00 to 1.0
October 1, 2009 — December 31, 2009	5.00 to 1.0
January 1, 2010 — March 31, 2010	5.00 to 1.0
April 1, 2010 — June 30, 2010	4.75 to 1.0
July 1, 2010 — September 30, 2010	4.50 to 1.0
October 1, 2010 — December 31, 2010	4.25 to 1.0
January 1, 2011 — March 31, 2011	4.00 to 1.00
April 1, 2011 — June 30, 2011	3.75 to 1.00
July 1, 2011 — September 30, 2011	3.50 to 1.00
October 1, 2011 — December 31, 2011	3.25 to 1.00
January 1, 2012 — and thereafter	3.00 to 1.00

             (d)  Section 6.10(b) of the Credit Agreement shall be amended by deleting such section in its entirety and replacing it with the following:

       (b)           Minimum Interest Coverage Ratio.  Permit the Consolidated Interest Coverage Ratio (which shall be calculated on a Pro Forma Basis to give effect to any prepayment of Loans made in connection with Amendment No. 2 as if such prepayment had been effected on the first day of any Test Period), for any Test Period ending during any period set forth in the table below, to be less than the ratio set forth opposite such period in the table below:

Test Period	Consolidated Interest Coverage Ratio
April 1, 2006 — June 30, 2006	1.75 to 1.0
July, 1, 2006 — September 30, 2006	1.75 to 1.0
October 1, 2006 — December 31, 2006	1.75 to 1.0
January 1, 2007 — March 31, 2007	1.80 to 1.0
April 1, 2007 — June 30, 2007	1.85 to 1.0
July 1, 2007 — September 30, 2007	1.90 to 1.0
October 1, 2007 — December 31, 2007	2.00 to 1.0

Test Period	Consolidated Interest Coverage Ratio
January 1, 2008 — March 31, 2008	2.00 to 1.0
April 1, 2008 — June 30, 2008	2.00 to 1.0
July 1, 2008 — September 30, 2008	2.00 to 1.0
October 1, 2008 — December 31, 2008	2.00 to 1.0
January 1, 2009 — March 31, 2009	2.00 to 1.0
April 1, 2009 — June 30, 2009	2.00 to 1.0
July 1, 2009 — September 30, 2009	2.00 to 1.0
October 1, 2009 — December 31, 2009	2.00 to 1.0
January 1, 2010 — March 31, 2010	2.00 to 1.0
April 1, 2010 — June 30, 2010	2.10 to 1.0
July 1, 2010 — September 30, 2010	2.20 to 1.0
October 1, 2010 — December 31, 2010	2.30 to 1.0
January 1, 2011 — March 31, 2011	2.40 to 1.0
April 1, 2011 — June 30, 2011	2.50 to 1.0
July 1, 2011 — September 30, 2011	2.60 to 1.0
October 1, 2011 — December 31, 2011	2.70 to 1.0
January 1, 2012 — and thereafter	2.80 to 1.0

             SECTION TWO          Conditions to Effectiveness.

              (a)           This Amendment shall become effective as of the date (the “Amendment No. 2 Effective Date”) if, at or prior to noon on August 14, 2008, each of the following conditions precedent shall have been (or are or will be substantially concurrently therewith) satisfied or waived by the Administrative Agent:

        (i)   the Administrative Agent shall have received counterparts of this Amendment executed by (i) the Borrower, (ii) UBS AG, Stamford Branch, in its capacity as Administrative Agent on behalf of the Lenders and (iii) the Required Lenders;

        (ii)   the Borrower shall have made a prepayment of at least $30 million (of which amount up to $15 million may come from cash on hand with the balance from either (x) the proceeds of the offering of subscription rights to purchase shares of the common stock of Holdings, (y) the proceeds of the sale of common stock of Holdings and/or (z) the proceeds of the sale of Qualified Capital Stock of Holdings; provided that the proceeds used for the prepayment pursuant to this paragraph cannot be from proceeds of equity purchased by the Borrower or its Subsidiaries) in accordance with the provisions of Section 2.10 of the Credit Agreement;

        (iii)  the Borrower shall have (i) paid the Administrative Agent all the fees due to the Administrative Agent, (ii) reimbursed or paid all expenses required to be paid or reimbursed by the Borrower pursuant to the Credit Agreement and Section 5 hereof and (iii) paid a fee to each Lender who consents to this Amendment on or prior to noon, Eastern Daylight Savings Time, on April 30, 2008 in an amount equal to 25 basis points of such consenting Lender’s outstanding Commitments and/or Term Loans under the Credit Agreement (such amount to be calculated after giving effect to the application of any prepayments made in connection with this Amendment No. 2) on the date each of the conditions to effectiveness contained in this Section 2 are satisfied.

              (b)      The effectiveness of this Amendment (other than Sections Five, Six, Seven and Eight hereof) is further conditioned upon the accuracy of the representations and warranties set forth in Section Three hereof.

              SECTION THREE       Representations and Warranties.

                In order to induce the Lenders party hereto and the Administrative Agent to enter into this Amendment, the Borrower represents and warrants to each of the Lenders that:

     (a)  this Amendment has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation in accordance with its terms;

   (b)   no Default or Event of Default has occurred and is continuing; and

               (c)  both before and after giving effect to this Amendment, all of the representations and warranties set forth in Article III of the Credit Agreement and in the other Loan Documents will be true and complete in all material respects with the same effect as if made on and as of the date hereof (unless expressly stated to relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

              SECTION FOUR       Reference to and Effect on the Credit Agreement.

              On and after the Amendment No. 2 Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring the Credit Agreement, and each reference in each of the Loan Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as further amended by this Amendment.  The Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.  This Amendment is a Loan Document.

                SECTION FIVE         Costs and Expenses.

                                            The Borrower agrees to pay all reasonable out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, if any (including, without limitation, the reasonable fees and expenses of Cahill Gordon & Reindel LLP, counsel to the Administrative Agent).

                SECTION SIX           Execution in Counterparts.

                                           This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier or electronic mail shall be effective as delivery of a manually executed counterpart of this Amendment.

                SECTION SEVEN     Lender Signatures.

                                            Each Lender that signs a signature page to this Amendment shall be deemed to have approved this Amendment and shall be further deemed for the purposes of the Loan Documents to have approved this Amendment.  Each Lender signatory to this Amendment agrees that such Lender shall not be entitled to receive a copy of any other Lender’s signature page to this Amendment, but agrees that a copy of such signature page may be delivered to the Borrower and the Administrative Agent.

                SECTION EIGHT      Governing Law.

                                            THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN
ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Signature Pages Follow]

PGT INDUSTRIES, INC.,
as the Borrower

By:	/s/ Jeffrey T. Jackson
	Name:	Jeffrey T. Jackson
	Title:	Executive Vice President and
Chief Financial Officer

PGT, INC.,
as a Guarantor

By:	/s/ Jeffrey T. Jackson
	Name:	Jeffrey T. Jackson
	Title:	Executive Vice President and
Chief Financial Officer

UBS AG, STAMFORD BRANCH,
as Administrative Agent

By:	/s/ Richard L. Tavrow
	Name:	Richard L. Tavrow
	Title:	Director, Banking Products Services, U.S.

By:	/s/ David B. Julie
	Name:	David B. Julie
	Title:	Associate Director, Banking Products Services, U.S.